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                                                                      EXHIBIT 24

                               IKONICS CORPORATION

                               Powers of Attorney

     The undersigned directors of IKONICS Corporation, a Minnesota corporation, do hereby make, constitute and appoint William C. Ulland and Jon R. Gerlach, and either of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director of said Corporation to an Annual Report on Form 10-KSB or other applicable form, and all amendments thereto, to be filed by said Corporation with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1934, as amended, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and either of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

     IN WITNESS WHEREOF, each of the undersigned have hereunto set their hands as of February 15, 2008.



/s/ William C. Ulland                   /s/ David O. Harris
-------------------------------------   ----------------------------------------
William C. Ulland                       David O. Harris


/s/ Charles H. Andresen                 /s/ Rondi Erickson
-------------------------------------   ----------------------------------------
Charles H. Andresen                     Rondi Erickson


/s/ Gerald W. Simonson                  /s/ Leigh Severance
-------------------------------------   ----------------------------------------
Gerald W. Simonson                      Leigh Severance